SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549



FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): December 22, 2002 Pharmaceutical Formulations, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware
0-11274
22-2367644
(State or Other Jurisdiction
(Commission
(IRS Employer
of Incorporation)
File Number)
Identification No.)

460 Plainfield Avenue, Edison, New Jersey  08818
(Address of Principal Executive Offices, including Zip Code)
Registrant's telephone number, including area code:  732-985-7100
N.A.
(Former Name or Former Address, if Changed Since Last Report)




Item 5.  Other Events
Effective in December 2002, PFI will change its fiscal year-end from the 52 or 53-week period which ends on the Saturday closest to June 30 to the 52 or 53-week period which ends on the Saturday closest to December 31.

Item 9.  Regulation FD Disclosure

	On December 27, 2002, the Company issued a press release regarding its outstanding rights offering, which read as follows:

PHARMACEUTICAL FORMULATIONS, INC. ANNOUNCES EXPIRATION OF
RIGHTS OFFERING

EDISON, NJ, December 27, 2002 -- PHARMACEUTICAL FORMULATIONS, INC. ("PFI" or the "Company") announced today that its rights offering to shareholders and employee stock option holders expired as of December 22, 2002. The offering has not been further extended. PFI further announced that rights for 18,226 shares, at $.34 per share, have been exercised under the offering, including 1,375 over-subscription rights.

ICC Industries Inc. is the holder of approximately 74.5 million shares (approximately 87%) of the common stock of PFI. As a majority-owned subsidiary of ICC, PFI enjoys the resources associated with ICC's position as a global leader in the manufacturing, marketing and trading of chemical, plastic and pharmaceutical products. Originated as a trading enterprise in 1952, ICC also has expanded its line of business to include manufacturing companies located in 23 locations throughout the United States, Europe, Israel, Russia, China and Turkey.

This press release may contain forward-looking information and should be read in conjunction with the Company's Form 10-K and quarterly and periodic reports on Forms 10-Q and 8-K as filed with the Securities and Exchange Commission.





SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



PHARMACEUTICAL FORMULATIONS, INC.


By:
/s/ Walter Kreil

Name:  Walter Kreil

Title:   Vice President and Chief Financial
Officer

Dated:  December 27, 2002





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